EXHIBIT 13.2

CERTIFICATION

Pursuant to 18 U. S. C. Section 1350, the undersigned officer of Global-Tech Appliances Inc., a British Virgin Islands corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Annual Report on the Form 20-F for the fiscal year ended March 31, 2003 (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and the information contained in the Form 10-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 20-F.

Dated:	September 26, 2003	/s/ Kin Shek Leung
Kin Shek Leung
Chief Financial Officer

The foregoing Certification is being furnished solely pursuant to 18 U. S. C. Section 1350 and is not being filed as part of the Form 20-F or as a separate disclosure document.